EXHIBIT 4.2
FIRST AMENDMENT AGREEMENT
     This First Amendment Agreement (this “Agreement”) is entered into as of March 3, 2009, by and among Lehman Brothers Bank, FSB (the “Exiting Lender”), the Lenders party hereto, Bank of America, N.A., in its capacity as the Administrative Agent under the Credit Agreement referred to below and Time Warner Cable Inc. (the “Borrower”). Defined terms in the Credit Agreement (defined below) have the same meanings where used herein, unless otherwise defined.
RECITALS
     WHEREAS, the Borrower, the Administrative Agent, the lenders party thereto (including the Exiting Lender) and certain other parties thereto have entered into the Amended and Restated Credit Agreement dated as of February 15, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);
     WHEREAS, the Borrower and the Exiting Lender have agreed to terminate the Exiting Lender’s Commitment and have requested that the Administrative Agent and the other Lenders agree to certain amendments to the Credit Agreement in connection therewith; and
     WHEREAS, the Administrative Agent and the Lenders party hereto, constituting at least the Required Lenders, have agreed to such termination and such requested amendments, subject to the terms and conditions of this Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     1. Commitment Termination; Related Adjustments
     (a) Notwithstanding anything to the contrary in Section 2.08 of the Credit Agreement, on the Effective Date (as defined below) the Commitment of the Exiting Lender (which the parties hereto acknowledge is unused as of the Effective Date, except with respect to its Applicable Percentage of the total LC Exposure as of the Effective Date) shall be reduced to zero ($0.00) (the “Commitment Termination”), without any increase or decrease in the Commitment of any other Lender.
     (b) Immediately following the Commitment Termination, (i) the Applicable Percentage of the Exiting Lender shall automatically be reduced to zero percent (0%) and the Applicable Percentage of each other Lender shall automatically be increased ratably such that the sum of the Applicable Percentages of Lenders other than the Exiting Lender shall total one hundred percent (100%) and (ii) the LC Exposure of the Exiting Lender shall automatically be reduced to zero ($0.00), and the LC Exposure of each other Lender shall automatically be increased to give effect to the increase in the Applicable Percentage of such Lender.
     (c) From and after the Effective Date, the Exiting Lender shall no longer be a party to the Credit Documents and shall have no further obligation to fund any amount or extend any credit to or for the benefit of the Borrower or its Affiliates pursuant to the Credit Documents.
     2. Concerning Fees
     (a) The Exiting Lender has been paid the Facility Fee and the Letter of Credit Fee accrued for its account through and including December 31, 2008 in accordance with the Credit Agreement.
     (b) Notwithstanding anything to the contrary in the Credit Agreement, the Exiting Lender shall not be entitled to, and hereby waives, (i) the Facility Fee accrued for its account in respect of the average daily amount of its Commitment and (ii) the Letter of Credit Fee accrued for its account in respect of the average daily amount of its LC Exposure, in each case during the period from and including January 1, 2009 to and including the Effective Date.
     3. Agreement on Future Commitments. The Exiting Lender hereby agrees that, following the Commitment Termination, it shall not acquire any Commitment under the Credit Agreement without the prior written consent of the Borrower.
     4. Representations and Warranties.
     (a) The Exiting Lender hereby represents and warrants that it is legally authorized to enter into this Agreement, and this Agreement has been duly executed and delivered by the Exiting Lender and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
     (b) The Borrower hereby represents and warrants that (i) it is legally authorized to enter into this Agreement, and this Agreement has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms and (ii) as of the date hereof, no Default or Event of Default has occurred and is continuing.
     5. Condition Precedent to Effectiveness. Sections 1, 2 and 3 hereof shall not become effective until the first date (such date being referred to as the “Effective Date”) on which the following condition shall have been satisfied: the Administrative Agent (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of the Exiting Lender, the Borrower and the Lenders (other than the Exiting Lender) representing at least the Required Lenders or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that each such party has signed a counterpart of this Agreement.
     6. Mutual Release. The Borrower and the Exiting Lender hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which they may have or claim to have against the other or the other’s agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties” and each individually, a “Released Party”) arising out of or in connection with the Credit Documents (collectively, the “Claims”). The Borrower and the Exiting Lender further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims and from exercising any right of recoupment or setoff that it may

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have under a master netting agreement or otherwise against any Released Party with respect to Obligations under the Credit Documents. Each of the Released Parties shall be a third party beneficiary of this Section 6.
     7. Effect of Agreement. The parties hereto acknowledge that, from and after the Effective Date, the Exiting Lender shall have no obligation to provide any further financial accommodations to or for the benefit of the Borrower or its Affiliates pursuant to the Credit Documents.
     8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Exiting Lender, the Lenders and the Borrower.
     9. Limitation. Each party hereto hereby agrees that this Agreement is not inconsistent with the terms of the Credit Agreement.
     10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
     11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
     13. Interpretation. This Agreement shall constitute a Credit Document for the purposes of the Credit Agreement and the other Credit Documents.
     14. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
     (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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     (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LEHMAN BROTHERS BANK, FSB
By:	/s/ Theodore Janulis
	Name:	Theodore Janulis
	Title:	Chairman

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A. as Administrative Agent
By:	/s/ Todd Shipley
	Name:	Todd Shipley
	Title:	Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Lender
By:	/s/ Christopher Ray
	Name:	Christopher Ray
	Title:	Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH as Co-Syndication Agent, a Reference Bank and a Lender
By:	/s/ Heidi Sandquist
Name:	Heidi Sandquist
Title:	Director

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President
SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Lender
By:	/s/ Jose Carlos
Name:	Jose Carlos
Title:	Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

The Royal Bank of Scotland plc, as Lender
By:	/s/ Vincent Fitzgerald
Name:	Vincent Fitzgerald
Title:	Managing Director

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

CALYON New York Branch, as Lender
By:	/s/ Mischa Zabotin
Name:	Mischa Zabotin
Title:	Managing Director

By:	/s/ Michael Madnick
Name:	Michael Madnick
Title:	Managing Director
SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

Sumitomo Mitsui Banking Corporation, as Lender
By:	/s/ Yoshihiro Hyakutome
Name:	Yoshihiro Hyakutome
Title:	General Manager

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

ABN AMRO Bank N.V., as Lender
By:	/s/ David Carrington
Name:	David Carrington
Title:	Director

By:	/s/ Suneel S. Crill
Name:	Suneel S. Crill
Title:	Assistant Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Brenda S. Insull
Name:	Brenda S. Insull
Title:	Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

Dresdner Bank AG New York Branch, as Lender
By:	/s/ Brian Smith
Name:	Brian Smith
Title:	Managing Director

By:	/s/ Mark McGuigan
Name:	Mark McGuigan
Title:	Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender
By:	/s/ Thomas T. Rogers
Name:	Thomas T. Rogers
Title:	Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

Morgan Stanley Senior Funding, as Lender
By:	/s/ Janine Haas
Name:	Janine Haas
Title:	Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

Lloyds TSB Bank plc as Lender
By:	/s/ Deborah Carlson
Name:	Deborah Carlson
Title:	Director

By:	/s/ Carlos Lopez
Name:	Carlos Lopez
Title:	Associate Director
SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NEW YORK MELLON, as Lender
By:	/s/ Thomas J. Tarasovich, Jr.
Name:	Thomas J. Tarasovich, Jr.
Title:	Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Lender
By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Associate

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

LANDESBANK BADEN-WÜRTTEMBERG (as legal successor of Landesbank Sachsen Girozentrale) as Lender
By:	/s/ Andreas Trapp
Name:	Andreas Trapp
Title:	Vice President

By:	/s/ Gisela Huber
Name:	Gisela Huber
Title:	Senior Risk Manager

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

MERRILL LYNCH BANK USA, as Lender
By:	/s/ Louis Alder
Name:	Louis Alder
Title:	First Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

TIME WARNER CABLE INC. as Borrower
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasurer

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT

The undersigned Guarantors acknowledge and agree to the First Amendment Agreement and confirm that all of their obligations under the Credit Documents remain in full force and effect after giving effect thereto and the transactions contemplated thereby:

TIME WARNER ENTERTAINMENT COMPANY, LP, TIME WARNER NY CABLE LLC, as Guarantors
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasurer

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE TIME WARNER CABLE INC.
AMENDED AND RESTATED CREDIT AGREEMENT